UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 21, 2022

  BoxScore Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-165972	22-3956444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3275 S. Jones Blvd., Suite 104, Las Vegas, NV 89146

(Address of principal executive offices)

Registrant’s telephone number, including area code (800) 998-7962

  N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

BoxScore Brands, Inc. is referred to herein as the “Company”, “we”, “our”, or “us”.

Section 5- Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 21, 2022, the Board of Directors for the Company (the “Board”) received the Resignation of Mr. Andrew Boutsikakis from his positions as Chief Executive Officer and Director for the Company. A copy of this filing has been furnished to Andrew Boutsikakis who has provided no written correspondence in response to the filing. There are no disputes or disagreements between Mr. Boutsikakis and the Company.

Pursuant to the Resignation of Mr. Boutsikakis, on July 26, 2022, the Board unanimously approved and appointed Mr. Sebastian Lux to the position of Interim Chief Executive Officer. On the same date, the Board unanimously voted to increase the number of Directors on the Board to five (5), and subsequently approved and appointed Dr. Adam Lipson as a Director and Mr. David Graber as a Director for the Company.

Biographical Information

Sebastian Lux has over 25 years’ experience working with Multinational Companies. Currently, Mr. Lux is serving as co-founder of Blue Duck Data, a cloud- based analytical solutions provider for end-to-end supply chain analysis. Previously, Mr. Lux served from 2015 through 2020 as co-founder and Director of Supply Chain Logistics for Genuine Origin, a division of Volcafe & ED&F Man. He is a multilingual professional experienced in strategic planning for international operations, data analytics, financial modeling, logistics, purchasing, product development, supplier partnership management, process improvements, negotiations, e-business, and franchise development. Mr. Lux has experience in entrepreneurial ventures wherein he developed international supply chains for the distribution of coffee, food, and non-food goods, as well as created multiple U.S. market entry programs and brand development projects for new and existing companies. Mr. Lux earned an MBA in Entrepreneurship from Babson’s F.W. Olin Graduate School of Business, an MSAS in E-Commerce from Boston University, and a BA in Economics from Roanoke College.

Dr. Adam Lipson is currently managing partner as a neurosurgeon at IGEA Brain, Spine & Orthopedics in New York City and New Jersey, a private practice generating $30-40 million annual revenue with 75 employees. He has over a decade of experience as a private investor in over 20 biotechnology and biomedical device companies. He has co-founded several other companies, including IGEA Ventures and STRYDD. He is passionate about finding technologies that facilitate advances in energy transition, biomedical devices, and cancer therapeutics. Dr. Lipson is a graduate of Dartmouth College 1995 with a B.A. in Chemistry and History and Harvard Medical School M.D. Cum Laude and Honors Society in Neuroscience 2000, and was a Fullbright Fellow at Karolinska Institute in Stockholm, Sweden in 1999.

David Graber is the Managing Principal of Cobrador Capital Advisors, LLC, an investment management firm focused on Energy Transition, Consumer Products, and general Corporate Advisory. From February 2017 to November 2018, Mr. Graber was CEO and CFO of BoxScore Brands, Inc. Prior to Cobrador Capital Advisors, LLC, Mr. Graber was Managing Director, Investment Banking at New Century Capital Partners (2011-2014) and National Securities Corporation (2009-2010). From 1994-2005 Mr. Graber was a Sr. Vice President and Director in the Equities Division of Donaldson, Lufkin & Jenrette and subsequently, Credit Suisse First Boston (CSFB) in New York and Los Angeles. Mr. Graber holds dual Master of Business Administration (MBA) from Columbia University Graduate School of Business (2004) in New York City and London Business School in the UK (2004). He also holds a BA Psychology from Tulane University in New Orleans, LA.

Litigation

During the past ten years, none of the appointees have been the subject of the following events:

1.           A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.           Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.           The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

           i)           Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator,  floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

           ii)           Engaging in any type of business practice; or

           iii)          Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.           The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.           Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.           Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.           Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended, or vacated, relating to an alleged violation of:

           i)           Any Federal or State securities or commodities law or regulation; or

           ii)          Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

           iii)          Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.           Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Material Plans, Contracts or Other Arrangements

There are currently no material plans, contracts, or other arrangements with the new appointees.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BoxScore Brand, Inc.
(Registrant)
Date: July 26, 2022
	By:	/s/ Sebastian Lux
	Name:	Sebastian Lux
	Title:	Chief Executive Officer

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